UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2025

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On August 9, 2025, Entero Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with purchasers identified therein (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”) pursuant to which the Company will sell to the Purchasers in a private placement an aggregate of (i) pre-funded warrants to purchase up to an aggregate of 4,878,841 shares of common stock (the “Pre-Funded Warrants”) and (ii) common stock purchase warrants to purchase up to an aggregate of 9,757,682 shares of common stock (the “Common Warrants”) for gross proceeds to the Company of approximately $3,000,000. The combined purchase price for one Pre-Funded Warrant and two Common Warrants is $0.6149.

The Company intends to use the net proceeds for general corporate purposes, including working capital, and repayment of certain outstanding liabilities. The closing will occur on August 11, 2025, subject to the satisfaction of customary closing conditions. $1,000,000 of the proceeds, less expenses, will be paid to the Company at closing. The remaining $2,000,000 of proceeds will be paid at such time as the Registration Statement (defined below) has been declared effective.

The Pre-Funded warrants have an exercise price of $0.00001 per share, subject to adjustment and no expiration date. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Common Warrants are exercisable immediately and expire five years from the earlier of the effective date of the Registration Statement or the date that the common stock underlying the Pre-Funded Warrants and Common Warrants can be resold without restriction or limitation pursuant to Rule 144. The Common Warrants have an exercise price of $0.3649 per share, subject to adjustment as set forth in the Common Warrants for stock splits, stock dividends, recapitalizations and similar customary adjustments. The Purchasers may exercise the Common Warrants on a cashless basis if the shares of common stock underlying the Common Warrants are not then registered pursuant to an effective registration statement. Each Purchaser has contractually agreed to restrict its ability to exercise the Common Warrant such that the number of shares of the Company’s common stock held by the Purchaser and its affiliates after such exercise does not exceed the Beneficial Ownership Limitation set forth in the Common Warrant which may not exceed 4.99% (or, upon election by a Purchaser prior to the issuance of any Common Warrants, 9.99%) of the Company’s then issued and outstanding shares of common stock. The Purchase Agreement also provides for the issuance to the Purchasers of an aggregate of 200,000 additional warrants for an additional purchase price of $0.125 per warrant (the “Consulting Warrants” and, together with the Common Warrants, the “Warrants”). The Consulting Warrants have the same terms as the Common Warrants.

Pursuant to the Purchase Agreement, the Company agreed, subject to certain exceptions, for so long as any Purchaser holds 30% of the securities purchased in the offering, that neither it nor any subsidiary would enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock or file any registration statement or any amendment or supplement thereto. Each of the Company’s officers and directors agreed not to sell or transfer any shares of common stock or securities convertible or exercisable into common stock for a period of 90 days following the closing of the private placement. Effective as of the closing, the Purchasers will have the right to designate two members to the Company’s board of directors for so long as they and their affiliates beneficially own at least 10% of the Company’s outstanding common stock (calculated on an as-converted, fully diluted basis), and the Company shall take all actions necessary to appoint such designees.

On August 9, 2025, the board of directors of the Company approved the execution, delivery, and performance of the Purchase Agreement and the related transaction documents, including the issuance of the securities contemplated thereby.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the "Registration Statement") with the Securities and Exchange Commission to register for resale the shares issuable upon exercise of the Pre-Funded Warrants and the shares issuable upon exercise of the Common Warrants, within 15 days after the closing of the transactions contemplated by the Purchase Agreement, and to have such Registration Statement declared effective as promptly as possible after its filing.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrants, Warrants, and Registration Rights Agreement described herein are subject to, and qualified in their entirety by, such documents, which are filed as Exhibit 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors to the Board of Directors

In connection with the closing of the transactions contemplated by the Purchase Agreement, on August 9, 2025, the Board of Directors of the Company approved the appointment of Geordan Pursglove and Jason Sawyer to serve as members of the Board of Directors of the Company, effective as of August 11, 2025.

Geordan G. Pursglove, age 37, is a corporate leader, investor, and entrepreneur with over a decade of experience in mergers and acquisitions, capital markets, business development, and corporate leadership across biotechnology, logistics, market research, and sports marketing. He currently serves as Chief Executive Officer and Chairman of the Board of Lixte Biotechnology Holdings, Inc. (Nasdaq: LIXT), a clinical-stage pharmaceutical company developing novel protein phosphatase 2A (PP2A) inhibitors for cancer treatment. Since joining Lixte, Mr. Pursglove has led the company through capital raises, Nasdaq compliance resolutions, and operational enhancements to advance its clinical programs. He is also Managing Director of 2GP Group LLC, a private investment and management firm through which he has founded, funded, and guided ventures in multiple industries. His prior roles include service on the board of SemiCab Holdings, where he led the successful merger of SemiCab with Algorhythm Holdings, Inc. (Nasdaq: RIME), and also previoiusly served as President of Service 800, Inc.

Mr. Pursglove will be compensated in accordance with the Director Agreement (as defined below). Mr. Pursglove does not have any family relationship with any of the executive officers or directors of the Company and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Jason D. Sawyer is a 32-year veteran of the alternative investment industry and currently serves as general manager of Access Alternative Group S.A., a Nassau, Bahamas-based venture investment and advisory firm. Over his career, Mr. Sawyer has raised and deployed more than US$200 million in early and growth-stage investments across software, fintech, blockchain, biotech, clean tech, natural resources, health and fitness, energy, and consumer products. His prior roles include Principal at Crane Capital Associates and Head of its Absolute Return Strategies Group, Founding Partner of Candlebrook Capital, and senior capital-raising positions for firms such as Brevet Capital, Third Eye Capital, and numerous private equity and hedge funds. He has also co-founded and financed ventures such as Pacific West Stone, California Fitness, Sanna Health Corp., and Caary Capital. Mr. Sawyer currently serves as Head of Finance and M&A at Quantum BioPharma (Nasdaq: QNTM), is a director of The FUTR Corp. (TSX.V: FTRC), and serves on the board of Lixte Biotechnology Holdings, Inc., where he chairs the compensation committee and is a member of the audit committee.

Mr. Sawyer will be compensated in accordance with the Director Agreement. Mr. Sawyer does not have any family relationship with any of the executive officers or directors of the Company and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Committee assignments for Mr. Pursglove and Mr. Sawyer have not been determined as of the date of this report.

Entry into Agreements with Directors of the Company

On August 9, 2025, the Company entered into agreements with each of Mr. Pursglove and Mr. Sawyer (the “Director Agreements”), effective as of August 11, 2025 with regard to their services as directors of the Company. Pursuant to the Director Agreements, each director is entitled to a cash compensation of $2,500 per month to be paid monthly at the beginning of each month. Under the Director Agreements, the Company will also reimburse each director for reasonable business related expenses approved by the Company in advance, such approval not to be unreasonably withheld.

The foregoing description of the Director Agreements does not purport to be complete and is qualified in its entirety by the terms of the Director Agreement, a form of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2025.

Item 8.01 Other Events.

Press Release

On August 11, 2025, the Company issued a press release regarding the pricing of the private placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Pre-Funded Warrant
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Director Agreement between Company and directors of the Company (incorporated by reference to the Form 8-K filed on March 7, 2025)
99.1	Press Release issued on August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

August 11, 2025	By:	/s/ Richard Joel Paolone
	Name:	Richard Joel Paolone
	Title:	Interim Chief Executive Officer